Exhibit 23.11

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of all references to our firm and information from our reserves report as of December 31, 2022, dated September 5, 2023, relating to the oil and gas reserves of Maple Energy Holdings, LLC. We further consent to the reference to our firm under the heading "Experts" in this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ Richard B. Talley, Jr.
Richard B. Talley, Jr., P.E.
Chief Executive Officer

Houston, Texas

October 31, 2023